EXHIBIT NO. 24(B)

                CERTIFIED COPY OF RESOLUTIONS FROM THE MINUTES OF
                 A REGULAR MEETING OF THE BOARD OF DIRECTORS OF
                  DUKE POWER COMPANY HELD ON FEBRUARY 25, 1997


                  Upon motion duly made and seconded, it was
                           RESOLVED, That the Form 10-K Annual Report, as
                  presented to the meeting, with such changes therein as may be deemed necessary or advisable by the officers of the Company be and hereby is in all respects approved; and

                           FURTHER RESOLVED, That the Power of Attorney as
                  presented to the meeting and executed by all the Directors present be and hereby is approved in form and content for purposes of filing the Form 10-K Annual Report with the Securities and Exchange Commission.


                             * * * * * * * * * * * *

         I, Ellen T. Ruff, Secretary of Duke Power Company, do hereby certify that the above is a full, true and complete extract from the Minutes of the regular meeting of the Board of Directors of Duke Power Company held on February 25, 1997, at which meeting a quorum was present; as taken from and compared with the original Minutes of said meeting.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Power Company this 20th day of March, 1997.


                                                  Ellen T. Ruff
                                                   Secretary
[SEAL]